UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

Change in Directors’ Fees

     On June 2, 2005, the Compensation and Management Development Committee of the Board of Directors of Biogen Idec Inc. (the “Company”) approved a decrease in the amount of fees that members of the Board of Directors will receive for participation in telephonic meetings of the Board of Directors from $2,500 to $1,250.

Approval of Equity Plans

     On June 3, 2005, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved the Company’s 2005 Omnibus Equity Plan (the “2005 Plan”) and the amendment and restatement of the Company’s 1995 Employee Stock Purchase Plan (the “ESPP”), including an increase in the number of shares available for issuance under the ESPP from 4,170,000 to 6,170,000 shares.

     A description of the material terms and conditions of the 2005 Plan and the ESPP is included in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed on April 15, 2005.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1	2005 Omnibus Equity Plan (incorporated by reference from an appendix filed with the Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2005).

10.2	1995 Employee Stock Purchase Plan, as amended and restated (incorporated by reference from an appendix filed with the Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2005).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
	By:	/s/ Anne Marie Cook
Anne Marie Cook
Acting General Counsel

Date: June 6, 2005